UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01                 Other Events.

The Board of Directors of Pandora Media, Inc. (the "Company") has set May 21, 2018 as the tentative date of the Company's 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting").

Because the 2018 Annual Meeting will be held on a date that is more than 30 days prior to the first anniversary of the Company's 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"), the Company has set a new deadline for the receipt of stockholder proposals for the 2018 Annual Meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be considered timely, proposals must be delivered to our Corporate Secretary prior to the close of business on January 5, 2018, which the Company has determined is a reasonable time before it begins to print and mail its proxy materials. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

Stockholders who intend to present a proposal at the 2018 Annual Meeting, but not include the proposal in our proxy statement, must comply with the requirements set forth in our bylaws. Because the 2018 Annual Meeting will be held on a date that is more than 30 days prior to the first anniversary of the 2017 Annual Meeting, the bylaws require that our Corporate Secretary must receive notice of such proposal for the 2018 Annual Meeting no later than the close of business on March 12, 2018. If the notice is received after March 12, 2018 it will be considered untimely and we will not be required to present it at the 2018 Annual Meeting.

Stockholders may submit proposals for the 2018 Annual Meeting by sending their proposals to our Corporate Secretary at Pandora Media, Inc., 2101 Webster Street, Suite 1650, Oakland, California 94612, Attention: Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: December 21, 2017	By:	/s/ Stephen Bené
Stephen Bené General Counsel and Corporate Secretary